UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2006

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2006, the Compensation Committee of the Board of Directors took the following actions related to: (1) adoption of performance metrics for 2006 variable compensation (payable in 2007) under the Company’s Variable Compensation Plan; and (2) adoption of performance metrics for 2006 performance shares under the Company’s Incentive Stock Plan under the 2005 Employee Equity Participation Program.

Variable Compensation

On February 1, 2006, the Compensation Committee of the Company’s Board of Directors adopted corporate performance metrics for 2006 variable compensation (payable in 2007) under the Corporation’s Variable Compensation Plan (with over 3,000 eligible employees) and 79 goalsharing plans (in which nearly all 26,000 Company employees are eligible) with up to five measures upon which unit performance is measured, and using adjusted net profit after taxes as the corporate performance metric. For Messrs. Houghton, Weeks, Volanakis, Flaws and Miller the variable compensation metrics are based entirely on a corporate performance factor of adjusted net profit after taxes, and they will have their 2006 Goalsharing awards (ranging from 0% to 10% of base salary, with a target of 5%) determined as the average of all employees receiving awards under all of the Goalsharing plans. The metrics for other participants include the same corporate performance factor based on adjusted net profit after taxes, as well as a performance factor based on performance against individual objectives and individual business unit objectives. The Compensation Committee previously established target percentages for variable compensation as a percent of salary under this Variable Compensation Plan. For Messrs. Houghton, Weeks, Volanakis, Flaws and Miller, the target percentages for 2006 are 50%, 100%, 85%, 80% and 75%, respectively.

Incentive Stock Plan

On February 1, 2006, the Compensation Committee of the Company’s Board of Directors adopted corporate performance metrics for the 2006 performance shares (restricted stock) awarded under the Company’s Incentive Stock Plan under the 2005 Employee Equity Participation Program. Approximately 186 employees, including executive officers, participate. The corporate performance metrics for the 2006 performance shares (restricted stock) are adjusted earnings per share and operating cash flow of the Company in 2006. The performance shares earned or forfeited based upon 2006 corporate performance will have restrictions on transfer and the possibility of forfeiture until February 1, 2009. The Compensation Committee previously approved target grant guidelines for individual salary levels, with those for Messrs. Houghton, Weeks, Volanakis, Flaws and Miller listed below.

As part of the above ordinary course actions taken at its February 1, 2006 meeting relative to variable compensation and performance share restricted stock, the Compensation Committee approved the following for the Company’s named executive officers as defined in Regulation S-K item 402(a)(3):

James R. Houghton, Chairman of the Board, was awarded 62,000 Incentive Stock Plan Restricted Awards for 2006 at target level; Wendell P. Weeks, President & Chief Executive Officer, was awarded 130,000; Peter F. Volanakis, Chief Operating Officer, was awarded 89,000; James B. Flaws, Vice Chairman & Chief Financial Officer, was awarded 62,000; and Joseph A. Miller, Jr., Executive Vice President & Chief Technology Officer was awarded 47,000 such Incentive Stock Plan Restricted Awards for 2006 at target level. These include performance share restricted awards in December 2005, with the number of shares earned to be determined based on actual 2006 results compared to the corporate performance metrics established for the 2006 Incentive Stock Plan. Any of these shares that are earned based upon 2006 performance will be restricted and subject to forfeiture through February 1, 2009.

The Variable Compensation Plan is on file with the Securities and Exchange Commission as Exhibit 2 of Corning Proxy Statement, Definitive 14A filed March 10, 2003. The 2005 Employee Equity Participation Program is filed as Exhibit 1 to Corning Proxy Statement, Definitive 14A filed March 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

February 6, 2006	By:	/S/ KATHERINE A. ASBECK

Name: KATHERINE A. ASBECK
Title: Senior Vice President - Finance